UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 11, 2016

BRUNSWICK CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	001-01043	36-0848180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 N. Field Court Lake Forest, Illinois	60045-4811
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 735-4700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

The following Brunswick Corporation (Brunswick) executives have elected to retire and, on February 11, 2016, Brunswick's Board of Directors accepted the retirements and resignations of:

•	Dustan E. McCoy, 66, as Chairman of the Board and Chief Executive Officer, effective February 11, 2016;

•	Alan L. Lowe, 64, as Vice President - Finance and Controller, effective February 29, 2016; and

•	B. Russell Lockridge, 66, as Vice President and Chief Human Resources Officer, effective March 31, 2016.
Brunswick also announced on February 11, 2016 that the Board of Directors had made the following appointments:

•	Mark D. Schwabero, 63, to the position of Chairman of the Board and Chief Executive Officer, effective February 11, 2016;

•	Daniel J. Tanner, 58, to the position of Vice President and Controller, effective February 29, 2016; and

•	Brenna Preisser, 38, to the position of Vice President and Chief Human Resources Officer, effective March 31, 2016.
The news release Brunswick issued announcing these organizational changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Mr. Schwabero has been President and Chief Operating Officer of Brunswick since May 2014. He joined Brunswick in 2004 as President - Mercury Outboards and was named Vice President and President - Mercury Marine in 2008. He served in that capacity until his appointment as President and Chief Operating Officer in May 2014. Mr. Schwabero has been a member of Brunswick's Board of Directors since December 2014.
In his new role as Chairman of the Board and Chief Executive Officer, Mr. Schwabero will earn an annual base salary of $1,000,000. He will be entitled to participate in the Brunswick Performance Plan, with a target bonus recommended by the Human Resources and Compensation Committee (Committee) and approved by the independent directors of the Board of Directors, and will also be eligible for grants of equity-based awards under Brunswick's 2014 Stock Incentive Plan as determined by the Committee. Mr. Schwabero will also be eligible for other benefits to which executive officers are entitled as generally described in Brunswick's most recent proxy statement filed with the Securities and Exchange Commission on March 26, 2015. Mr. Schwabero's Terms and Conditions of Employment agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Mr. Tanner has been Assistant Vice President - Finance since August 2015. Mr. Tanner joined Brunswick in 2001 as Director - Financial Planning and Analysis. In 2003, he was named Group Chief Financial Officer for Brunswick's Life Fitness division, a position he held until 2015.
Ms. Preisser has been Senior Director - Human Resources since September 2015. Ms. Preisser joined Brunswick in 2004 as Division Human Resources Manager for the Brunswick Boat Group. She held a series of assignments of increasing responsibility within the Boat Group until 2011, when she was named Director - Talent Management of Brunswick Corporation. During her time in that position, Ms. Preisser added the responsibilities of Vice President - Human Resources for Brunswick's former bowling and billiards division. In 2013, she was named Vice President - Human Resources for Life Fitness, before returning to the corporate staff in 2015.
In their new roles, Mr. Tanner and Ms. Preisser will each enter into a Terms and Conditions of Employment agreement, the form of which, together with an amendment thereto, has been filed with the Securities and Exchange Commission.  Brunswick filed the form Terms and Conditions of Employment agreement as Exhibit 10.2 to Brunswick’s Annual Report on Form 10-K for 2012 and filed the amendment thereto as Exhibit 10.2 to Brunswick’s Annual Report on Form 10-K for 2014. Each of these documents is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.                    Description of Exhibit

99.1
News Release, dated February 11, 2016, of Brunswick Corporation, announcing the retirements of Dustan E. McCoy, Alan L. Lowe and B. Russell Lockridge, and the appointments of Mark D. Schwabero, Daniel J. Tanner and Brenna Preisser.

10.1	Terms and Conditions of Employment agreement for Mark D. Schwabero, effective February 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUNSWICK CORPORATION

Dated: February 12, 2016	By:	/s/ CHRISTOPHER F. DEKKER
Christopher F. Dekker
Vice President, General Counsel & Secretary

EXHIBIT INDEX:

Exhibit No.	Description of Exhibit

99.1
News Release, dated February 11, 2016, of Brunswick Corporation, announcing the retirements of Dustan E. McCoy, Alan L. Lowe and B. Russell Lockridge, and the appointments of Mark D. Schwabero, Daniel J. Tanner and Brenna Preisser

10.1	Terms and Conditions of Employment agreement for Mark D. Schwabero, effective February 11, 2016.